Exhibit 2.1

AMENDED AND RESTATED PLAN OF ARRANGEMENT

UNDER SECTION 193

OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Amended and Restated Plan of Arrangement

under Section 193

of the Business Corporations Act (Alberta)

ARTICLE 1

INTERPRETATION

1.1 In this Amended and Restated Plan of Arrangement, the following terms have the following meanings:

(a) “ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

(b) “Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Amended and Restated Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(c) “Arrangement Resolution” means the special resolution in respect of the Arrangement considered at the Meeting;

(d) “Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under Subsection 193(10) of the ABCA to be sent to the Registrar after the Final Order has been granted, giving effect to the Arrangement;

(e) “Business Day” means a day other than a Saturday, Sunday or a day when banks in the City of Calgary, Alberta or the State of Delaware are not generally open for business;

(f) “Certificate” means the certificate or certificates or confirmation or proof of filing which may be issued by the Registrar pursuant to Subsection 193(11) of the ABCA;

(g) “Court” means the Court of Queen’s Bench of Alberta;

(h) “Depositary” means American Stock Transfer & Trust Company or such other nationally recognized trust company as may be designated by Gastar for the purpose of receiving the deposit of certificates formerly representing Gastar Shares;

(i) “DGCL” means the Delaware General Corporation Law, as amended from time to time;

(j) “Dissenting Shareholders” means registered holders of Gastar Shares who validly exercise the rights of dissent with respect to the Arrangement provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time;

(k) “Effective Date” means the date the Arrangement is effective under the ABCA;

(l) “Effective Time” means the time when the Arrangement becomes effective pursuant to the ABCA;

(m) “Final Order” means the order of the Court approving the Arrangement pursuant to Subsection 193(9)(a) of the ABCA in respect of the Gastar Shareholders and Gastar, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(n) “Gastar” means Gastar Exploration Ltd., a corporation incorporated under the laws of the Province of Alberta;

(o) “Gastar Delaware” means Gastar upon and following its continuance under the DGCL;

(p) “Gastar Delaware Common Stock” means the common stock in the capital of Gastar to be created in accordance with the Amended and Restated Plan of Arrangement which Gastar Delaware will be authorized to issue upon its continuance under the DGCL;

(q) “Gastar Shareholders” means the holders from time to time of Gastar Shares;

(r) “Gastar Shares” means common shares in the capital of Gastar;

(s) “Interim Order” means the interim order of the Court under Subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(t) “Letter of Transmittal” means the letter of transmittal accompanying the information circular sent to the Gastar Shareholders, pursuant to which such holders are required to deliver certificates representing Gastar Shares in order to receive certificates representing shares of Gastar Delaware Common Stock issuable to them pursuant to the Arrangement;

(u) “Meeting” means the special meeting of Gastar Shareholders held to consider the Arrangement Resolution and related matters, and any adjournment(s) thereof;

(v) “person” has the meaning set forth in the ABCA; and

(w) “Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under Section 263 of the ABCA.

1.2 The division of this Amended and Restated Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Amended and Restated Plan of Arrangement.

1.3 Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Amended and Restated Plan of Arrangement.

1.4 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1.5 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6 References in this Amended and Restated Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1 This Amended and Restated Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective as of, and be binding as of and after, the Effective Time on the Gastar Shareholders and the Gastar.

2.2 The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to the Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that, subject to the provisions of Section 3.1, each of the provisions of Article 3 has become effective in the sequence and at the times set out therein. If no Certificate is required to be issued by the Registrar pursuant to Subsection 193(11) of the ABCA, the Arrangement shall become effective on the date the Articles of Arrangement are sent to, and filed by, the Registrar pursuant to Subsection 193(10) of the ABCA.

ARTICLE 3

ARRANGEMENT

3.1 Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein.

(a) the Gastar Shares held by Dissenting Shareholders shall be deemed to have been transferred to Gastar (free and clear of any and all liens, claims and encumbrances) and shall be immediately cancelled and cease to be outstanding, and such Dissenting Shareholders shall cease to have any rights as Gastar Shareholders other than the right to be paid the fair value of their Gastar Shares in accordance with Article 4;

(b) Gastar shall continue under the DGCL in accordance with the following:

(i) the name of Gastar Delaware shall be “Gastar Exploration, Inc.”;

(ii) there shall be filed with the Secretary of State of the State of Delaware a certificate of domestication and a certificate of incorporation of Gastar Delaware in the form set forth in Exhibit 1 hereto;

(iii) the by-laws of Gastar Delaware shall be in the form set forth in Exhibit 2 hereto;

(iv) the authorized capital of Gastar Delaware shall consist of 270,000,000 shares of common stock ($0.001 par value) and 40,000,000 shares of preferred stock ($0.01 par value per share);

(v) each issued and outstanding Gastar Share (for greater certainty, other than those Gastar Shares (if any) previously transferred to Gastar by Dissenting Shareholders pursuant to subsection 3.1(a) and immediately cancelled by Gastar) shall be exchanged for one fully paid and non-assessable share of Gastar Delaware Common Stock;

(vi) the property of Gastar shall continue to be the property of Gastar Delaware;

(vii) Gastar Delaware shall continue to be liable for the obligations of Gastar;

(viii) any existing cause of action, claim or liability to prosecution in respect of Gastar shall be unaffected;

(ix) any civil, criminal or administrative action or proceeding pending by or against Gastar may be continued to be prosecuted by or against Gastar Delaware; and

(x) any conviction against, or ruling, order or judgement in favour of or against Gastar may be enforced by or against Gastar Delaware.

3.2	Gastar Delaware shall make the appropriate entries in its securities registers to reflect the matters referred to under Section 3.1.

ARTICLE 4

DISSENTING SHAREHOLDERS

4.1 Each registered holder of Gastar Shares shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Shareholder shall, at the Effective Time, cease to have any rights as a holder of Gastar Shares and shall only be entitled to be paid the fair value of the holder’s Gastar Shares by Gastar or Gastar Delaware, as the case may be. A Dissenting Shareholder who is entitled to be paid the fair value of the holder’s Gastar Shares shall be deemed to have transferred the holder’s Gastar Shares to Gastar for cancellation at the Effective Time, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of the holder’s Gastar Shares shall be treated as if the holder had participated in the Arrangement on the same basis as a non-Dissenting Shareholder and shall be entitled to receive shares of Gastar Delaware Common Stock on the basis set forth in Article 3 of this Amended and Restated Plan of Arrangement, notwithstanding the provisions of the Interim Order or Section 191 of the ABCA. The fair value of the Gastar Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the Gastar Shareholders at the Meeting; but in no event shall Gastar be required to recognize such Dissenting Shareholder as a shareholder of Gastar or its successors after the Effective Time and the name of such holder shall be removed from the applicable register of shareholders as at the Effective Time. For greater certainty, in addition to any other restrictions in Section 191 of the ABCA, no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. In addition, a registered Gastar Shareholder may only exercise dissent rights in respect of all, and not less than all, of its Gastar Shares.

ARTICLE 5

OUTSTANDING CERTIFICATES

5.1 From and after the Effective Time, certificates formerly representing Gastar Shares that were exchanged pursuant to Section 3.1 shall represent only the right to receive shares of Gastar Delaware Common Stock the holders are entitled to under the Arrangement, or as to those certificates formerly representing Gastar Shares held by Dissenting Shareholders (other than those Dissenting Shareholders deemed to have participated in the Arrangement pursuant to Section 4.1), to receive the fair value of the Gastar Shares formerly represented by such certificates.

5.2 Gastar Delaware shall, as soon as practicable, and in any event within five Business Days following the later of the Effective Date and the date of deposit by a former holder of Gastar Shares, as applicable, of a duly executed and completed Letter of Transmittal and the certificates formerly representing such Gastar Shares, either:

(a) forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal; or

(b) if requested by such former holder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such former holder;

certificates representing the number of shares of Gastar Delaware Common Stock to be received by such former holder under the Arrangement.

5.3 If any certificate which immediately prior to the Effective Time represented an interest in outstanding Gastar Shares that were exchanged pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary shall issue and deliver in exchange for such lost, stolen or destroyed certificate, certificate(s) representing the shares of Gastar Delaware Common Stock to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to Gastar Delaware and its transfer agent, which bond is in form and substance satisfactory to Gastar Delaware and its transfer agent, acting reasonably, or shall otherwise indemnify Gastar Delaware and its transfer agent against any claim that may be made against either of them with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Any dividends or distributions made with respect to any shares of Gastar Delaware Common Stock allotted and issued to former holders of Gastar Shares pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the registered holder thereof. The Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Depositary in such form as the Depositary may reasonably require, such dividends and/or distributions to which such holder is entitled, net of applicable withholding and other taxes.

5.5 Any certificate formerly representing Gastar Shares that is not deposited with all other documents as required by this Amended and Restated Plan of Arrangement on or before the day immediately prior to the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive shares of Gastar Delaware Common Stock. In such case, such shares of Gastar Delaware Common Stock shall be returned to Gastar Delaware for cancellation and any dividends or distributions in respect of Gastar Delaware Common Stock shall be returned to Gastar Delaware.

ARTICLE 6

AMENDMENTS

6.1 Gastar may amend this Amended and Restated Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) filed with the Court and, if made following the Meeting, approved by the Court; and (iii) communicated to Gastar Shareholders if and as required by the Court.

6.2 Other than as may be required under the Interim Order, any amendment to this Amended and Restated Plan of Arrangement may be proposed by Gastar at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting, shall become part of this Amended and Restated Plan of Arrangement for all purposes.

6.3 Any amendment to this Amended and Restated Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by Gastar.

6.4 Any amendment to this Amended and Restated Plan of Arrangement may be made following the Effective Time by Gastar Delaware provided that it is not adverse to the financial or economic interests of any former holder of Gastar Shares.

ARTICLE 7

FURTHER ASSURANCES

7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Amended and Restated Plan of Arrangement without any further act or formality, each of Gastar and Gastar Delaware shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein. Gastar may determine not to implement this Amended and Restated Plan of Arrangement, notwithstanding the passing of the Arrangement Resolution by the Gastar Shareholders and the receipt of the Final Order.

EXHIBIT 1

CERTIFICATE OF INCORPORATION

OF

GASTAR EXPLORATION, INC.

(A DELAWARE CORPORATION)

CERTIFICATE OF INCORPORATION

OF

GASTAR EXPLORATION, INC.

The undersigned, a natural person (the “Sole Incorporator”), with his address at c/o Gastar Exploration, Inc., 1331 Lamar Street, Suite 650, Houston, Texas, 77010, for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE 1

NAME

The name of the corporation is Gastar Exploration, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE 3

PURPOSE

The nature of the business or purpose to be conducted or promoted of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Corporation Law”).

ARTICLE 4

CAPITAL STOCK

Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The Corporation shall have authority to issue 275,000,000 shares of common stock, $0.001 par value (the “Common Stock”), and 40,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series to the extent permitted by Delaware Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE 5

BOARD OF DIRECTORS

Section 1. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the Corporation (as the same may be amended from time to time, the “Bylaws”).

Section 3. Election of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

Section 4. Appointment of Initial Directors. The names and the mailing addresses of the directors of the Corporation, each of whom shall serve until the first annual meeting of stockholders and until his or her successor is elected and qualified, are as follows:

Name	Mailing Address
John H. Cassels	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Randolph C. Coley	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Robert D. Penner	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

J. Russell Porter	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

John M. Selser	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Section 5. Removal.

(a) The Board of Directors or any individual director may be removed from office at any time (i) with cause, by the affirmative vote of the holders of not less than a majority of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) without cause, by the affirmative vote of the holders of not less than two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

(b) Notwithstanding the foregoing, whenever the holder of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to this Certificate of Incorporation or the Bylaws applicable thereto, and such directors so elected shall not be subject to the provisions of this Section 5 unless otherwise provided therein.

ARTICLE 6

STOCKHOLDERS

Section 1. Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (a) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Corporation Law or (b) without a meeting, without prior notice, and without a vote if a consent or consents, in writing or by electronic transmission, setting forth the action so taken shall be signed by all stockholders entitled to vote on the taking of such action. No action shall be taken by the stockholders except in accordance with this Certificate of Incorporation and the Bylaws.

Section 2. Meetings of Stockholders. Special meetings of stockholders may be called only by the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer of the Corporation.

ARTICLE 7

LIMITATIONS ON LIABILITY

Section 1. Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Corporation Law.

Section 2. Indemnification and Insurance.

(a) Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve, at the request of the Corporation, in any capacity, with any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA (Employee Retirement Income Security Act of 1974) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Corporation shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided in subsection (2)(b) of this Article 7, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred herein shall be a contract right based upon an offer from the Corporation which shall be deemed to have been made to a person subject to subsection (2)(a)(i) on the date this Certificate of Incorporation is effective and to a person subject to subsection (2)(a)(ii) on the date designated by the Board of Directors, shall be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided further, however, that if the Delaware Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 7 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification or advancement to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under Section (2)(a) of this Article 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation

Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of this Certificate of Incorporation, bylaw, agreement (including any indemnification agreement or employment agreement with the Corporation), vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

(e) Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(f) Nature of Rights. The rights conferred upon indemnitees in this Article 7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 8

MISCELLANEOUS

Section 1. In furtherance of, and not in limitation of, the powers conferred by Delaware Corporation Law, the Board of Directors is expressly authorized, and shall have the concurrent power with the stockholders, to adopt, amend or repeal the Bylaws. This Article 8 is inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders

ARTICLE 9

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or the Bylaws, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter permitted by Delaware Corporation Law, and all rights and powers conferred upon stockholders, directors and officers of the Corporation herein are granted subject to such right of the Corporation.

Section 2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of Delaware Corporation Law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles 5, 7, and 9.

Section 3. Except as otherwise provided by Delaware Corporation Law or this Certificate of Incorporation, the Bylaws may be adopted, amended or repealed by (a) the Board of Directors, by the affirmative vote of a majority of the authorized number of directors and (b) the stockholders, by the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation.

(Remainder of page left intentionally left blank)

I, the undersigned, being the Sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this.

Sole Incorporator,

By:
Name:
Title:

EXHIBIT 2

BYLAWS

OF

GASTAR EXPLORATION, INC.

(A DELAWARE CORPORATION)

BYLAWS

OF

GASTAR EXPLORATION, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation shall also have and maintain a principal place of business at such place, within or without the State of Delaware, as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer as shall be specified or fixed in the notices or waivers of notice relating thereto. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Corporation Law”).

Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, as permitted by Delaware Corporation Law, an annual meeting of stockholders, commencing with the year 2014, shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a) Except as otherwise provided in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or (ii) the chief executive officer.

(b) Business conducted at a special meeting shall be limited to the matters described in the applicable request and/or for such special meeting and any other matters as the Board of Directors shall determine.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Except as otherwise provided by Delaware Corporation Law or the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, notice, given in writing or by electronic transmission, of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Corporation Law, such notice shall be given not less than neither ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, proper notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

(b) Whenever notice is required to be given under any provision of Delaware Corporation Law or the Certificate of Incorporation or these Bylaws, a waiver, given in writing or by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at a meeting or by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.05. Notice of Nominations and Stockholder Business.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) and Proxy Statement under Rule

14a-8 under the Exchange Act, as amended, and the rules and regulations thereunder (the “Exchange Act”)), (B) by or at the direction of the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(a). For the avoidance of doubt, this Section 2.05(a) shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting and Proxy Statement) before an annual meeting of stockholders.

(i) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (a) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30) days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of ninety (90) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. For purposes of the 2014 annual meeting, the first anniversary of the preceding year’s annual meeting shall be determined to be June 6, 2014. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of Sections 2.05(a)(ii) and 2.05(b) of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) A stockholder’s notice to the corporate secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(7) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

If requested by the Corporation, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be updated and supplemented, if necessary, by such stockholder and any such beneficial owner so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the corporate secretary shall comply with the notice requirements of Section 2.05(a)(ii).

(c) General.

(i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.04 and this Section 2.05. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

(d) Quorum; Adjournment of Meetings. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to Delaware Corporation Law, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of one-third (33 1/3%) of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chairman of the meeting or a majority of the stockholders present in person, by remote communication, if applicable, or represented by proxy shall adjourn the meeting, without any notice other than announcement at the meeting at which the adjournment is taken of the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken., until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Corporation Law, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation entitled to vote held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law, in all matters other than the election of directors, the affirmative vote of the majority of the votes cast at a meeting at which a quorum is present and entitled to vote generally on the subject matter shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law and the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person, by remote communication, if applicable, or represented by proxy at the meeting at which a quorum is present and entitled to vote on the election of directors. There shall be no cumulative voting in the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing or by electronic transmission without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing or electronic transmission from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person, by remote communication, if applicable, or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

Section 2.07. Action by Consent.

(a) Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders, by law, the Certificate of Incorporation or these Bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by all stockholders entitled to vote for the taking of such action and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 228 of the Delaware Corporation Law.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.07 and the Delaware Corporation Law to the Corporation, written consents or electronic transmissions signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 2.07 and the Delaware Corporation Law.

(c) A telegram, cablegram or any other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.07, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original in writing.

Section 2.08. Organization. At each meeting of stockholders, the chairman of the board, if one shall have been elected, or in the chairman’s absence or if one shall not have been elected, the director or officer designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The secretary of the corporation (or in the corporate secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for determining stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 7.01(a).

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors pursuant to this Section 7.01(b), the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, when no prior action by the Board of Directors is required by the Delaware Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in the Delaware Corporation Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election, Classes, Term of Office.

(a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders.

(b) Except as otherwise provided in the Certificate of Incorporation and subject to the terms of any series of preferred stock entitled to separately elect directors, all of the directors will be elected annually at the annual meeting of stockholders to serve until the next annual meeting of stockholders. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided for in these Bylaws, unless otherwise provided in the Certificate of Incorporation.

(c) Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet at least annually and may meet more frequently as needed. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same place as the annual meeting of stockholders, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board or the chief executive officer and shall be called by the secretary of the Corporation on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees.

(a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(b) Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Subject to the terms of any series of preferred stock entitled to separately elect directors, whenever the holders of any class of stock or series thereof are entitled to elect one or more directors pursuant to the terms of such class or series, vacancies and newly created directorships of such class or series may be filled by a majority of directors elected by such class or series thereof then in office, or by a sole remaining director so elected. If there is no director in office elected by such class or series, then an election of directors may be held in accordance with Delaware Corporation Law. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.13. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof in accordance with applicable law.

Section 3.14. Meeting Attendance via Remote Communication Equipment. Unless otherwise restricted by applicable law, the certificate of incorporation or these bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting constitutes presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive vice presidents, a corporate secretary and such other offices or positions as the Board shall determine who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and corporate secretary.

Section 4.02. Election, Term of Office and Remuneration. Each such officer shall hold office until his or her successor is elected and qualified, unless removed sooner as provided for herein, or until his or her earlier death, resignation or removal. The remuneration of all principal officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof, or, if such power is expressly delegated to any officers of the Corporation, by such officers. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors hereby delegates to the chief executive officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04. Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated. If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by law and the certificate of incorporation, as shall be approved by the Board of Directors. Each such certificate shall be signed in accordance with Section 5.02 hereof and shall specify the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented by such certificate.

Section 5.02. Multiple Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 5.03. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile or by other means of electronic reproduction. In case any officer, transfer agent or registrar who has signed or whose facsimile signature or an electronic reproduction thereof has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 5.04. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.05. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these Bylaws or the Certificate of Incorporation, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

Section 5.06. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Corporation Law.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Dividends. Subject to limitations contained in the Delaware Corporation Law and the Certificate of Incorporation, if any, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.02. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.03. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any Corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.05. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (1) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (2) by means of facsimile telecommunication or other form of electronic transmission, or (3) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (1) if given by hand delivery, orally, or by telephone, when actually received by the director; (2) if sent through the United States mail, at 5:00 p.m. Central Time on the fourth business day after deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, at 5:00 p.m. Central Time on the first business day after deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (4) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (5) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (6) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication and electronic mail.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder is not required. Any action or meeting that is taken or held without notice to such stockholder has the same force and effect as if such notice had been duly given. If any such stockholder delivers to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the Delaware Corporation Law. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given is not applicable to any notice returned as undeliverable if the notice was given by electronic transmission.